EXHIBITS 5 and 23.3

Warner Norcross& JuddLLP ATTORNEYS AT LAW	JEFFREY A. OTT

616.752.2170 Fax 616.222.2170

jott@wnj.com

May 8, 2007

Board of Directors
Chemical Financial Corporation
333 East Main Street
Midland, Michigan  48640

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

          We have acted as counsel to Chemical Financial Corporation (the "Corporation") in connection with the Registration Statement under the Securities Act of 1933 on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering 300,000 shares of Common Stock of the Corporation for sale pursuant to the Chemical Financial Corporation "Chemical Invest Direct" program.

          As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Restated Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, it is our opinion that the 300,000 shares of Common Stock being offered by the Corporation as described in the Registration Statement, upon delivery thereof and payment therefor in accordance with the terms stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We are opining herein only as to the Business Corporation Act of the State of Michigan, including applicable provisions of the State of Michigan Constitution and reported decisions interpreting the Business Corporation Act, and the federal laws of the United States, and we express no opinion with respect to any other laws.

          These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by

Chemical Financial Corporation Board of Directors Page 2 May 8, 2007

implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

          We hereby consent to reference to us in the Registration Statement and to the filing of this opinion and consent as an exhibit to the Registration Statement.

WARNER NORCROSS & JUDD LLP

By:	/s/ Jeffrey A. Ott
Jeffrey A. Ott
Partner